Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V51673-S89004 1. To approve the issuance of shares of EQT common stock to holders of Equitrans Midstream Corporations ("Equitrans") common stock pursuant to the Agreement and Plan of Merger, dated as of March 10, 2024, by and among EQT, certain subsidiaries of EQT and Equitrans, as it may be amended from time to time 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, to permit solicitation of additional votes if there are not sufficient votes to approve Proposals 1 and 2 2. To approve an amendment to EQT's Restated Articles of Incorporation to increase the authorized number of shares of common stock to [TBD] shares For Against Abstain ! ! ! ! ! ! ! ! ! EQT CORPORATION The Board of Directors recommends you vote FOR Proposals 1, 2, and 3. EQT CORPORATION ATTN: CORPORATE SECRETARY 625 LIBERTY AVENUE, SUITE 1700 PITTSBURGH, PA 15222 NOTE: In their discretion, the proxies are authorized in their judgment to vote upon such other business as may properly come before the special meeting or any adjournments, continuations or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and specify the title(s) of such officer(s). VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EQT2024SM You may attend the meeting via the Internet and vote electronically during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V51674-S89004 EQT CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE EQT CORPORATION BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS [TBD], 2024 The shareholder(s) hereby appoint(s) Toby Z. Rice, William E. Jordan, and Timothy C. Lulich, and each of them, as proxies, each with the full power to act alone and with the full power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of EQT Corporation Common Stock that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/EQT2024SM at [TBD], Eastern Time on [TBD], 2024, and any adjournments, continuations or postponements thereof. This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction is made, the named proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments, continuances, or postponements thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE